                                                                EXHIBIT 23


                      [Deloitte & Touche LLP Letterhead]



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements Number 33-80818 and 33-80820 of Detrex Corporation on Form S-8 of our report dated February 22, 1995 (March 9, 1995 as to Note 4), incorporated by reference in and our report dated February 22, 1995 appearing in this Annual Report on Form 10-K of Detrex Corporation for the year ended December 31, 1994.


DELOITTE & TOUCHE LLP

Deloitte & Touche LLP
Detroit, Michigan

March 23, 1995